Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the second quarter of 2005.

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Management Discussion of Trends

Noninterest Income

In general, management expects noninterest income categories to exhibit sequential improvement and good improvement on a core basis over the second quarter of last year. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects second quarter electronic payment processing revenues to continue to reflect strong trends in both new customer acquisition and retail sales activity overall. Processing revenues are expected to increase at a rate exceeding 20 percent over the same quarter last year.

Deposit Service Revenue

Second quarter retail and commercial deposit account service revenues are expected to increase from first quarter levels on improved retail-based deposit revenues. Commercial-based revenues continue to be impacted by rising short-term interest rates despite increased activity and numerous customer additions relative to the same quarter last year.

Investment Advisors

Fifth Third expects second quarter investment advisory revenues to produce stable to modest results compared to first quarter 2005 levels on continued softness in retail brokerage related revenues. Fifth Third expects near and intermediate term revenue growth to be driven by the degree of success in expanding the institutional money management business and in penetrating its large middle market commercial customer base with retirement and wealth planning services.

Mortgage Banking

Second quarter net mortgage banking revenues are expected to remain steady relative to first quarter on continued strength in originations somewhat mitigated by the impact of interest rate volatility during the quarter and the corresponding impact on prepayment speeds on the mortgage servicing rights portfolio. Fifth Third believes that origination levels have stabilized and should remain at or above recent levels for the remainder of 2005.

Other Noninterest Income

Second quarter other noninterest income is expected to show modest improvement from first quarter levels from growth across numerous sub-categories. Comparisons to the same quarter last year are impacted by the previously disclosed pre-tax $148 million gain on the sale of certain merchant processing contracts in the year ago second quarter.

Expenses

Compared to the first quarter of 2005, noninterest expenses are expected to remain essentially unchanged with cost savings related to the acquisition of First National Bankshares of Florida, Inc. (“First National”) and numerous productivity initiatives mitigated by continued de-novo banking center expansion activities and sales force additions across numerous markets. Fifth Third expects growth in noninterest expenses in future quarters to stabilize around current levels as cost savings initiatives continue to be realized. These cost savings initiatives will be somewhat mitigated by growth in certain other expense categories including occupancy and information technology to improve efficiency, provide greater convenience to our customers and drive deposit and loan balance growth.

Balance Sheet Trends

•	Loans and leases are expected to exhibit growth rates similar to those seen in recent periods due to very good middle-market commercial loan growth and continued strength in the level of consumer lending. Overall, average loans and leases are expected to increase by approximately 20 percent over the same quarter last year. Comparisons to the same quarter last year are impacted by the first quarter 2005 acquisition of First National. Sequentially, average loans and leases are expected to increase at a low double digit annualized growth rate with total earning asset growth increasing at a lesser rate.

•	Fifth Third expects core deposit growth trends to exhibit good year-over-year growth in the second quarter with strong growth in consumer time deposits combined with more modest growth in transaction deposits. Fifth Third expects deposit pricing to continue to be very competitive with market conditions and is continuing to devote significant focus on retaining existing accounts and attracting new accounts. Fifth Third’s deposit pricing remains highly competitive with financial market conditions. Overall, core deposits, including consumer time, are expected exhibit high teen percentage growth over the same quarter last year. Comparisons to the same quarter last year are impacted by the first quarter 2005 acquisition of First National.

•	Fifth Third expects net interest income to increase modestly from last quarter with good balance sheet growth mitigated by mid to high single digit basis point contraction in the net interest margin from seasonally high first quarter levels. Margin contraction from the first quarter 2005 is primarily attributable to recent negative changes in long-term interest rates and mix shifts within the deposit base to higher-cost time deposits.

Credit Quality

As a percentage of average loans and leases, second quarter net charge-offs are expected to improve from first quarter levels and are expected to be in the range of 33-37 basis points. Nonperforming assets as a percent of average loans and leases are not expected to change significantly from first quarter levels. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, avoidance of sub-prime lending businesses, centralized credit risk management and a diversified portfolio positions us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. As a result of expected credit trends, Fifth Third does not expect a significant change in the reserve for credit losses during the second quarter.

Other Events

•	Fifth Third will report second quarter earnings on July 14, 2005 prior to the market opening and will again host a conference call to be held the morning of the release.

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This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.